Exh. (17)(b)

                              REQUEST TO RECONSIDER
                       PRIOR [ABSTENTION] ["AGAINST" VOTE]


                                                              (date)

To Shareholders of the
Capital Appreciation Fund

        Recently we solicited your proxy vote on an important proposal. Because you returned a proxy form which indicated that you [abstained from voting on] [voted "against"] the proposal that is still open, we are contacting you again to ask that you reconsider your [abstention] [vote "against"] and vote in favor of the proposal. The meeting has been adjourned to allow more time to obtain votes.

        The open proposal is to approve of a reorganization to, in effect, change to another mutual fund that is similar to the Capital Appreciation Fund. Your shares of the Capital Appreciation Fund would be exchanged for shares of the Capital Fund. This transaction is being proposed because of the economies of scale and portfolio diversification that can result from the combination, given that the two Funds have the same investment objective, the same investment manager and similar investment policies and portfolios. The proposal is described in more detail in the Joint Prospectus/Proxy Statement. Please call 1-800-562-0032 if you need another copy of the Joint Prospectus/Proxy Statement.

        Please indicate your vote, sign and return promptly the enclosed Supplemental Proxy form in the special accompanying envelope which will expedite processing and does not require any postage from you. (If your return envelope is for Federal Express, call for free pick-up at 1-800-238-5355.)

        You may receive a telephone call urging you to return your Supplemental Proxy form. If you have any questions, please contact State Street Research Shareholder Services toll-free nationwide at 1-800-562-0032 between 8 a.m. and 6 p.m. Eastern Standard Time.

         Thank you.

                                                      State Street Research
                                                      Shareholder Services
------------------------------------

Note:

In some cases, persons with the same tax identification number and mailing address may have received proxy solicitation materials for different accounts in one package.

                 State Street Research Capital Appreciation Fund
                                   a series of
                       State Street Research Equity Trust
                               SUPPLEMENTAL PROXY
                         Special Meeting of Shareholders


The undersigned hereby submits this Supplemental Proxy to make the below indicated changes to the [vote(s)] [abstention(s)] previously submitted by the undersigned in connection with a Special Meeting of Shareholders as described in a related Joint Prospectus/Proxy Statement dated _________________________.

If a choice is specified for the proposal, this proxy will be voted as indicated. The Board of Trustees recommends a vote FOR the proposals.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.


        PLEASE DETACH AND RETURN BOTTOM PORTION IN THE ENCLOSED ENVELOPE



1.   To approve an Agreement and Plan of            FOR     AGAINST     ABSTAIN
     Reorganization and Liquidation providing       [ ]        [ ]        [ ]
     for the transfer of the assets of the
     State Street Research Capital
     Appreciation Fund (the "Capital
     Appreciation Fund") (subject to certain
     of its liabilities) to the State Street
     Research Capital Fund (the "Capital
     Fund") in exchange for Class A, Class B,
     Class C and Class D shares of the
     Capital Fund, the distribution of such
     shares to shareholders of the Capital
     Appreciation Fund and the subsequent
     liquidation of the Capital Appreciation
     Fund.





                                               IT IS IMPORTANT THAT THIS
                                               PROXY BE SIGNED AND RETURNED
                                               IN THE ENCLOSED ENVELOPE.

                                               DATE: ________________ , 1997.

                                               NOTE: Please date and sign
                                               exactly as name or names
                                               appear hereon and return in
                                               the enclosed envelope, which
                                               requires no postage. When
                                               signing as attorney, executor,
                                               trustee, guardian or officer
                                               of a corporation, please give
                                               title as such.

                                               ------------------------------

                                               ------------------------------
                                               Signature(s) if held jointly
                                               (Title(s), if required)
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